UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved an amended and restated Key Employee Annual Bonus and Long-Term Incentive Plan (the “Bonus Plan”), effective for fiscal years ending after 2014. For fiscal years through 2014, the Bonus Plan has provided selected key employees, including executive officers, with the following types of incentive compensation opportunities for each fiscal year for which the participant is selected: (1) a cash incentive bonus based on performance, (2) a restricted stock award awarded based on performance, (3) a time-vested restricted stock unit award (“RSU”), and (4) a time-vested non-statutory stock option. Among other things, as described below, under the Bonus Plan as amended, participants will no longer receive a restricted stock award but will receive a performance stock unit award (“PSU”), with the payout based on satisfaction of three-year performance goals. All equity awards under the Bonus Plan are granted under The Valspar Corporation 2009 Omnibus Equity Plan, as amended (the “Omnibus Plan”). The Committee also amended the Omnibus Plan to amend certain provisions regarding retirement.

Changes in Bonus Plan. The Committee made the following changes in the equity award components of the Bonus Plan. First, starting with fiscal 2015, participants will no longer receive restricted stock awards following the end of the fiscal year, which were based on performance for the fiscal year. Instead, participants will receive PSUs during the first three months of the fiscal year, with the payout based on performance over a period of three fiscal years. The payout levels and performance measures for the PSUs, described below, will differ from the performance measures and amounts of the restricted stock awards.

Second, the terms of the grants of RSUs under the Bonus Plan were amended. The RSUs will be settled in cash or stock as determined by the Committee at the time of the award, rather than being automatically settled in cash. Further, the vesting period of the RSUs has been changed from four years to three years.

Third, the weighting of the awards has been changed, as a percentage of the target long-term incentive value (the “LTI Target Value”) determined for each participant by the Committee prior to the beginning of the fiscal year. Prior to the amendment to the Bonus Plan, participants received 25% of the LTI Target Value in target value of performance-based grants of restricted stock, 25% in value of time-vested RSUs and 50% in fair value of stock options. Under the Bonus Plan as amended, participants will receive 35% of the LTI Target Value in target value of PSUs, 25% in value of time-vested RSUs and 40% in fair value of stock options.

Description of Amended and Restated Key Employee Annual Bonus and Long-Term Incentive Plan. The following is a summary of the provisions of the Bonus Plan, as amended, for awards to executive officers commencing with fiscal 2015.

Under the Bonus Plan, each participant is eligible for an annual cash bonus based on performance. The target amount for the cash bonus component is calculated as a percentage of the participant’s base salary earned in the fiscal year. The earned bonus amount will be a percentage of the target amount, to be determined based on performance of the participant and/or the Company for the fiscal year.

The PSU award will be granted during the first ninety days of the fiscal year, typically in January, and subject to three-year vesting. The target PSU award for each fiscal year will be equal to 35% of the LTI Target Value for that participant for the fiscal year, divided by the value of a share of common stock. The PSUs represent the right to receive shares of Common Stock or future equivalent cash payments, as determined by the Committee at the time of the award. The PSUs will become payable, subject to vesting, in accordance with certain performance goals to be achieved during a three-year performance period starting with the fiscal year for which they are granted. The number of PSUs earned and paid out for the three-year performance period, subject to vesting, will range from 50% of the target number of PSUs for threshold performance to a maximum of 250% of the target number of PSUs. No PSUs are earned if performance is below threshold. The PSU awards include dividend equivalents based on the PSUs actually earned and will be paid in cash at the same time as settlement of the PSU award. The PSU awards are subject to early vesting upon death, disability, change in control or qualifying retirement (subject to reduction if the retirement occurs during the first fiscal year for which the PSUs are awarded).

The amount of the RSU award will be calculated so that the fair value of the RSU award will be equal to 25% of the LTI Target Value for that participant for the fiscal year, divided by the value of a share of common stock. The RSU award will be granted on the same date as the PSU award, typically in January, and subject to three-year vesting. The RSUs represent the right to receive shares of Common Stock or future equivalent cash payments, as determined by the Committee at the time of the award. The RSU awards include dividend equivalents, which will accumulate over the vesting period and will be paid in cash at the same time as settlement of the RSU award. The RSU awards are subject to early vesting upon death, disability, change in control or qualifying retirement (subject to reduction if the retirement occurs during the first fiscal year for which the RSUs are awarded).

The number of shares subject to the stock option granted to each participant is calculated so that the fair value of the stock option is equal to 40% of the LTI Target Value. The stock option is granted in October prior to the beginning of the fiscal year. Each stock option has a term of ten years and vests in equal installments over three years, subject to early vesting upon death, disability, change in control or retirement (subject to prorated vesting if the retirement occurs during the first fiscal year of the vesting period).

The descriptions of the amended Bonus Plan set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Bonus Plan, as amended, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Amendment to The Valspar Corporation 2009 Omnibus Equity Plan.   On September 30, 2014, the Committee approved an amendment to the Omnibus Plan to amend the definition of “Retirement”.  Under the Omnibus Plan as amended, Retirement is defined as the termination of employment with the Company or a subsidiary for any reason other than death, disability or termination for cause at any time after the participant has attained the age of 55 (or a different age specified for a participant for any incentive) if the participant has executed and delivered a three-year non-compete agreement and release of claims, has completed three years of continuous prior employment with the Company or a subsidiary and has delivered a required prior written notice that the participant is considering retirement, in accordance with any policies for such notices that the Committee may develop from time to time, at least one year prior to the date of termination.

The descriptions of the amendments to the Omnibus Plan set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the amendment to the Omnibus Plan attached hereto as Exhibit 10.2, which exhibit is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits.

10.1	The Valspar Corporation Key Employee Annual Bonus and Long-Term Incentive Plan, as amended and restated on September 30, 2014

10.2	Amendment to The Valspar Corporation 2009 Omnibus Equity Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: October 6, 2014	/s/ Rolf Engh
Name: Rolf Engh
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Valspar Corporation Key Employee Annual Bonus and Long-Term Incentive Plan, as amended and restated on September 30, 2014

10.2	Amendment to The Valspar Corporation 2009 Omnibus Equity Plan